UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 2, 2010, Virage Logic Corporation (the “Company”) held a special meeting of stockholders to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger, dated as of June 9, 2010 (the “Merger Agreement”), by and among the Company, Synopsys, Inc. (“Synopsys”), a Delaware corporation, and Vortex Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synopsys, and to approve the principal terms of the merger as contemplated by the Merger Agreement; and (2) a proposal to adjourn the special meeting to a later time or date, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the special meeting to adopt the Merger Agreement and to approve the principal terms of the merger.

As of July 29, 2010, which was the record date for the special meeting, 26,020,760 shares of the Company’s common stock were issued and outstanding. A quorum was present at the special meeting.

The proposal to adopt the Merger Agreement was approved by the Company’s stockholders. The results of the vote on this proposal were:

Voting Results for 2010 Special Meeting

Vote Item	For	Against	Abstain
1. Adoption of the Agreement and Plan of Merger	20,574,595	30,990	2,737

Vote Item	For	Against	Abstain
2. Approval of the proposal to adjourn the special meeting and solicit additional proxies if necessary or appropriate	19,927,657	673,948	6,717

Adjournment of the special meeting was not necessary or appropriate because there were sufficient votes at the time of the special meeting to adopt the Merger Agreement and to approve the principal terms of the merger.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	VIRAGE LOGIC CORPORATION

	By:	/S/ ERIKA VARGA MCENROE
	Name:	Erika Varga McEnroe
	Title:	President and Chief Executive Officer

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